SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 27, 2007

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

  [    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 26, 2007, Endurance Specialty Holdings Ltd. (“Endurance”) adopted a written trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to facilitate the continuing repurchase of its ordinary shares in accordance with Endurance's existing share repurchase authorization.  As previously announced by Endurance in February 2007, Endurance's Board of Directors replenished its authorization for Endurance to repurchase up to 2,000,000 of its outstanding ordinary shares through open market and privately negotiated purchases.

Endurance's Rule 10b5-1 trading plan provides that a broker selected by Endurance has the authority to repurchase shares on the open market pursuant to the terms and limitations specified in the plan, including compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The Rule 10b5-1 trading plan will allow Endurance’s broker to repurchase ordinary shares on behalf of Endurance during Endurance’s prohibited trading period in connection with Endurance’s first quarter 2007 earnings release.  There can be no assurance that any shares will be repurchased by Endurance either through its Rule 10b5-1 trading plan or otherwise.

Endurance may suspend or terminate its Rule 10b5-1 trading plan at any time, so long as the suspension or termination is made in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Securities Exchange Act, as amended, or other applicable securities laws.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 27, 2007

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary